UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 9, 2026, Silo Pharma, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (“the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 124,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at a purchase price of $6.452 per Share; (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 495,965 shares of Common Stock (the “Pre-Funded Warrant Shares”) at a purchase price of $6.4519 per Pre-Funded Warrant; (iii) Series A-3 warrants to purchase up to 619,965 shares of Common Stock (the “Series A-3 Warrants,” and the shares issuable upon exercise thereof, the “Series A-3 Warrant Shares”) and (iv) Series A-4 warrants to purchase up to 619,965 shares of Common Stock (the “Series A-4 Warrants,” together with the Series A-3 Warrants, the “Warrants”) and the shares issuable upon exercise thereof, the “Series A-4 Warrant Shares,” together with the Series A-3 Warrant Shares, the “Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

Each Warrant has an exercise price of $6.21 per share. The Warrants are exercisable immediately upon issuance. The Series A-3 Warrants will expire five (5) years after the effective date of the Resale Registration Statement (as defined below). The Series A-4 Warrants will expire eighteen (18) months after the effective date of the Resale Registration Statement. A holder may not exercise any portion of the Warrants to the extent the Purchaser would own more than 4.99% or 9.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to either the Series A-3 Common Warrants or the Series A-4 Common Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Pre-Funded Warrants are exercised in full. A holder may not exercise any portion of the Pre-Funded Warrants to the extent the Purchaser would own more than 9.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

As compensation to H.C. Wainwright & Co., LLC as the exclusive placement agent in connection with the Private Placement (the “Placement Agent”), the Company paid the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. The Company also issued warrants to designees of the Placement Agent (the “Placement Agent Warrants”) to purchase up to 7.5% of the aggregate number of shares of Common Stock placed in the Offering, equating to 46,497 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Series A-3 Warrants, except that the Placement Agent Warrants have an exercise price equal to $8.065 per share.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of July 9, 2026, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the resale of Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 30 days following the date of the Registration Rights Agreement (or 60 days following the date of the Registration Rights Agreement in the event of a “full review” by the Securities and Exchange Commission).

The Private Placement closed on July 10, 2026. The net proceeds to the Company from the Private Placement are expected to be approximately $3.5 million after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Series A-3 Warrants, the Series A-4 Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Series A-3 Warrant, the form the Series A-4 Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Shares; (ii) the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants, (iii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iv) the shares of the Company’s common stock issuable upon exercise of the Warrants, and (v) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Shares, Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Item 8.01 Other Events.

On July 10, 2026, the Company issued a press release announcing the pricing of the Private Placement. A copy of this press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A-3 Common Warrant
4.3	Form of Series A-4 Common Warrant
4.4	Form of Placement Agent Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Pricing Press Release dated July 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: July 10, 2026	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

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